Exhibit 10.18G
SIXTH AMENDMENT TO THE
BASIC LEASE INFORMATION AND
CANYON PARK TECHNOLOGY CENTER
OFFICE BUILDING LEASE AGREEMENT
     This Sixth Amendment (this “Sixth Amendment”) to the Canyon Park Technology Center Office Building Lease Agreement and the Basic Lease Information pertaining thereto dated as of May 9, 2003, as amended (the “Lease”), is entered into effective for all purposes as of January 11, 2008, by and between TCU-CANYON PARK, successor in interest to TCU PROPERTIES I, LLC, a Utah limited liability company (“Landlord”), and Omniture, Inc., a Delaware corporation (“Tenant”), having an office at 550 East Timpanogos Circle, Orem, Utah 84097.
Recitals
     A. Landlord and Tenant are parties to the Lease, together with the First, Second, Third, Fourth and Fifth Amendments to the Lease, for certain office space in Canyon Park Technology Center (“CPTC”) in Orem, Utah, defined in the Lease as the “Premises.”
     B. Tenant has reconfigured the bathrooms and installed showers in the basement (G02) of the Premises, and Landlord has agreed to permit such improvements upon the terms and conditions set forth herein below.
Agreement
     Therefore, Landlord and Tenant agree as follows:
1.	Tenant Improvements in Basement of G02 Premises. Landlord and Tenant hereby acknowledge and agree that Tenant has constructed, installed, and furnished showers in the basement of the Premises and reconfigure the basement bathroom(s) according to the terms and conditions hereof (the “Tenant Improvements”), and that Landlord hereby consents to the same. The Tenant Improvements were done in compliance with the floor plan(s) attached hereto as Exhibit A and incorporated herein by this reference. Landlord hereby acknowledges and agrees that the Tenant Improvements met the Canyon Park Building Standards and that the Tenant Improvements were completed in compliance with the provisions of the Lease, including without limitation Section 9 of the Lease. The Tenant Improvements were constructed and finished by Landlord’s contractor, Natural Builders, or such other contractor/subcontractors designated by Landlord.

2.	Tenant Improvement Allowance. Landlord shall provide Tenant with a Tenant Improvement Allowance of one third (1/3rd) of the total cost of the bathroom reconfiguration and installation of showers, up to a maximum amount of $25,000.00, for the Tenant Improvements which were constructed as described in this Sixth Amendment (the “Tenant Improvement Allowance”). Tenant shall be responsible and pay all costs incurred in connection with the Tenant Improvements which exceed the Tenant Improvement Allowance, including without limitation the costs of labor and materials. Tenant acknowledges and agrees that neither Landlord nor any of Landlord’s representatives have represented or warranted that the Tenant Improvement Allowance shall be sufficient to pay for all of the Tenant Improvements constructed as described herein. Tenant acknowledges and agrees that it is likely that the total costs of the Tenant Improvements shall exceed the Tenant Improvement Allowance.
3.	Plans, Specifications and Permits. Tenant and Landlord acknowledge and agree that the Tenant Improvements were constructed according to the attached floor plan(s), which floor plan(s) was approved by Landlord. [Landlord shall arrange for the architect/engineer to transfer said floor plans into blueprints for submission to the City of Orem Building and Development Department for issuance of building Permit(s) and shall submit the same to the City of Orem for permit.

4.	Amounts Spent by Tenant for Improvements. Tenant hereby acknowledges and agrees that all amounts it has spent to improve and/or repair all of the Premises prior to the effective date of this Sixth Amendment are non-refundable. The Landlord is not responsible in any way for reimbursing Tenant for any such amounts.

5.	As-Is Condition. Tenant accepts the Premises added under this Sixth Amendment in its existing, “as-is” condition, except for any Tenant Improvements as outlined above, and acknowledges and agrees that Landlord shall provide no funds for Tenant Improvements with respect to such additional Premises except as provided for herein.

6.	Restoration Responsibility. With regard to Tenant’s responsibility, at Landlord’s option, to restore the Premises to its original condition as set forth in Section 9 of the Lease and Section 8 of the 5th Amendment, Landlord and Tenant hereby acknowledge and agree that notwithstanding the said restoration requirement and any similar requirements set forth in the Lease, Landlord shall not require and Tenant shall not be required to restore the Tenant Improvements made to the G02 basement bathrooms and addition of showers hereunder to the condition the said area was in prior to Tenant requesting said improvements; provided, however, that the restoration obligation of Tenant under the Lease shall continue in full force and effect for all other portions of the Premises and all other existing and future Tenant Improvements.

7.	Same Terms. Except as amended herein, all other terms and conditions of the Lease, as previously amended, shall remain in full force and effect.

TENANT: OMNITURE, INC.
By:	/s/ Michael S Herring
	Name:	Mike Herring
	Title:	Chief Financial Officer

TCU PROPERTIES I, LLC
By:	Canyon Park Management Company, Inc., its Manager

By:	/s/ Allen Finlinson
	Name:	Allen Finlinson
	Title:	Vice President

EXHIBIT A
Floor Plans
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